EXHIBIT 99.1

                           PLANET EARTH RECYCLING INC.
                           ---------------------------

435  MARTIN  STREET,  SUITE  3000
BLAINE,  WASHINGTON  98230                         LISTED:  OTC  BB
                                                   TRADING  SYMBOL:  PERI

                                                   MAY  18,  2001
PRESS  RELEASE
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                           FOR IMMEDIATE DISSEMINATION
                           ---------------------------

   PLANET EARTH RECYCLING INC. CORRECTS AND CLARIFIES CERTAIN STATEMENTS MADE IN
                   PRESS RELEASES DATED APRIL 25 AND 26, 2001

MAY 18, 2001 - BLAINE, WASHINGTON - On April 25 and 26, press releases discussing PLANET EARTH RECYCLING INC. (the "Company") and its financial condition were published by the Company. Some of the statements made and information contained in those press releases require correction and / or clarification, which the Company provides through this press release.

On April 25, 2001, the Company published a press release ("Security Analyst Howard Stillman Initiates Coverage on Planet Earth Recycling Inc. ") through PR Newswire intended to correct an April 24, 2001 press release issued by Whitehorne & Company, Ltd. ("REPEAT / Whitehorne & Company, Ltd. Announces Investment Opinion on Planet Earth Recycling Inc."). The April 25, 2001 press release was also published through Business Wire on April 26, 2001 ("Planet Earth Recycling Announces Security Analyst Howard Stillman Has Initiated Coverage "). The April 25 and 26, 2001 press releases essentially contained the same information as the April 24, 2001 Whitehorne & Company, Ltd. press release. In the April 25th and 26th press releases, the Company sought to clarify that Howard Stillman, a securities analyst, is not part of management nor an employee of the Company and that Mr. Stillman was not compensated by the Company for preparing his report on the Company. The Company believes that Mr. Stillman was paid $5,000 by a third party for preparation of his report. It also sought to correct the estimated earnings published by Whitehorne & Company, Ltd.

The Company's management did not realize that by presenting and correcting Mr. Stillman's report in its press release, it could be deemed to have adopted Mr. Stillman's statements. The Company expressly disclaims Mr. Stillman's statements. In addition, the Company wishes to clarify the following points:

- The April 25th and 26th press releases contained a price target. The Company is unable to accurately predict the price at which its common stock will trade in the future, and the Company's policy is not to comment on its opinion of its stock price, either currently or prospectively. The price target is speculative and no investor should rely on the price target in forming an investment decision regarding the Company's stock.

- Mr. Stillman's report contains information about the Company's projected revenues. The Company is unable to specifically forecast its revenues, as the amount and timing of future revenues depends on future events over which the Company may not have control. Because of this inherent uncertainty, the Company's policy is not to forecast specific revenue targets. The Company may not generate the revenue as projected in the press release.


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-    Mr.  Stillman's  report  contains  information about projected earnings per share for the Company. The Company is unable to specifically forecast its earnings, as the amount and timing of future earnings depends on future events over which the Company may not have control. Because of this inherent uncertainty, the Company's policy is not to forecast specific earnings targets. The Company may not meet the specific earnings per share targets contained in the press releases.

                        ABOUT PLANET EARTH RECYCLING INC.

Planet Earth Recycling Inc. ("PERI") recognizes the global, environmental crisis and has adopted a high-growth approach for its business with cutting-edge solutions for managing and recycling waste materials, including: scrap tires, glass, plastic, paper, cardboard, metals, and particularly organic waste. From waste audits, acquisition and processing of raw waste materials to construction ownership and operation of satellite centers, depackaging centers, transfer stations, recycling centers and bio conversion plants, PERI does it all. PERI has the needed expertise, technologies, infrastructure and resources to meet all of its objectives profitably and rapidly. PERI's expert team of consultants has over three centuries of combined experience deriving revenues from financing, permitting, engineering, construction, training, research and development, marketing, operations and systems support. PERI is a one-stop recycling shop.

When making an investment decision concerning PERI, you should rely on financial and other information about the company provided through its filings with the U.S. Securities and Exchange Commission. You may also contact PERI directly to ask questions and obtain further information about the Company at the address and telephone number below.

CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD LOOKING STATEMENTS" (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). THESE STATEMENTS ARE BASED UPON THE BELIEF OF THE COMPANY'S MANAGEMENT, AS WELL AS ASSUMPTIONS MADE BEYOND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. BECAUSE SUCH "FORWARD LOOKING STATEMENTS" ARE SUBJECT TO RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED. SUCH "FORWARD LOOKING STATEMENTS" INCLUDE BUT ARE NOT LIMITED TO, COMPETITIVE FACTORS, GENERAL ECONOMIC CONDITIONS, CUSTOMER RELATIONS, RELATIONSHIPS WITH VENDORS, GOVERNMENT SUPERVISION AND REGULATION, PRODUCT INTRODUCTIONS AND ACCEPTANCE, TECHNOLOGICAL CHANGES IN INDUSTRY PRACTICES, AND OTHER FACTORS DISCUSSED IN FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

On Behalf of the Board of Directors of:

PLANET  EARTH  RECYCLING  INC.

"Donald  Dick"
Donald  Dick
Chairman

                         FOR MORE INFORMATION REGARDING

                           PLANET EARTH RECYCLING INC.

                                 PLEASE CONTACT:
                                 --------------

                                 Mr. Kevin Skett
                       435 Martin Street, Blaine, WA 98230
                              Tel:  (360) 332-1350


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